Exhibit 7

Translation and German Language Original of Form of Acceptance by Private Individuals of Offer of Convertible Debt (A Zeichnungsschein (Privatpersonen))

friendlyway Aktiengesellschaft für
anwenderfreundliche Systeme
Unterföhring

A

S u b s c r i p t i o n  C e r t i f i c a t e
(Private persons)

In its resolution of January 28, 2005, the Managing Board of friendlyway Aktiengesellschaft für anwenderfreundliche Systeme, Unterföhring (hereinafter called “Company”), issued, with the approval of the Supervisory Board, a 4.0% p.a. interest-bearing reverse convertible bond in the amount of up to EUR 990,000.00, in accordance with the BIOF 01/2005 offering of a reverse convertible bond and the BIOF 01/2005 bond terms. The reverse convertible bond is subdivided into 1,100 certificates of reverse convertible bonds in the nominal amount of EUR 900.00 each. Each reverse convertible bond in the nominal amount of EUR 900.00 may be converted into 5,000 shares of common stock of Biofarm, Inc., with headquarters in Nevada/USA (hereinafter called “BIOF”) with a nominal value of US$ 0.001 per share (hereinafter called “Shares”). The purchase price for each reverse convertible bond in the nominal amount of EUR 900.00 is EUR 900.00 and must be transferred immediately to the Company’s bank account. The minimum purchase is a reverse convertible bond in the nominal amount of EUR 900.00. In each case, only one reverse convertible bond in the nominal amount of EUR 900.00 or a multiple thereof may be subscribed.

I hereby subscribe and accept

......... reverse convertible bond certificates

of the Company in the nominal amount of EUR 900.00 at the purchase price of EUR 900.00, and therefore at a total purchase price of EUR ..........

I will immediately transfer the counter value of the reverse convertible bonds (“total subscription price”) I have subscribed to the Company’s account at Dresdner Bank, Munich, account no.: 92 99 56 701, bank routing no. 700 800 00.

The subscriber acknowledges the following obligations, representations and warranties as binding:

1. No registration: The subscriber is aware that the Shares are not registered in accordance with the United States Securities Act of 1933 (“Securities Act”), that Biofarm, Inc. is not planning to register these Shares, and that the subscriber has no right to registration of the Shares. The subscriber is aware that a Share can only be sold, if an appropriate special exemption under the Securities Act exists, which, among other things, is based upon the correctness of the following representations and warranties.

2. Investment: The subscriber acquires the reverse convertible bond and the Shares with his/her own funds, for him/herself and not for third parties. The subscriber acquires the reverse convertible bond and the Shares for investment purposes and not for the purpose of resale. The subscriber has not entered into contracts or agreements that commit him/her to transfer or sell the reverse convertible bond or the Shares to third parties.

3. Investment experience: The subscriber has extensive experience in analyzing and investing in privately-placed Shares and is in the position to safeguard his/her own interests in such transactions. The subscriber has sufficient experience in business and finance, in order to evaluate and analyze the risks involved in the reverse convertible bond and the acquisition of Shares.

4. Residence: The subscriber’s principal residence is not in the United States of America (“USA”), and he/she is not a US citizen.

5. Offering: The offering for investing in the reverse convertible bond and the Shares was not made to the subscriber in the USA.

6. Resale: The subscriber is aware that he/she must hold the Shares for an unlimited time and may resell them only and if they are registered under the Securities Act or a special exemption for the disposition of the Shares exists. The subscriber agrees not to sell the Shares within a period of one year following their acquisition, by way of exercising the conversion right (“holding period”), either directly or indirectly in the USA or to a person residing in the USA. Upon expiration of the holding period, the Shares may be sold subject to the corresponding provisions of the Securities Act, which stipulate further limitations of sale relating to “affiliates.”

7. Hedging: The subscriber promises not to use the Shares for hedging transactions during the holding period.

8. Biofarm, Inc.: The subscriber hereby agrees that Biofarm Inc. will enter all restrictions on the right of disposition of Shares in the Company’s books, and has the right to refuse agreement to a disposition, unless it is effected in accordance with the provisions of the Securities Act, Regulation S, or another special exemption.

9. Bond certificates: All certificates for reverse convertible bonds are provided with the following notice:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

10. Legal succession: The subscriber agrees to ensure that, in the case of a legal succession of ownership, the above obligations, representations and warranties will be assumed by and be binding upon the potential legal successor.

11. Authorization: The undersigned represents that, when acting not in his/her own name, but on behalf of a third party, he/she has been duly authorized by the subscriber to issue with binding effect for the subscriber the subscription statement and the representations and warranties contained therein.

(1)	Subscriber’s name/first name

(2)	Bank in charge of the account (for interest payments)

(3)	Street Bank routing no./account number

ZIP, City	Place, date

Telephone (for further information)	Legally binding signature of the
subscriber and/or authorized representative

friendlyway Aktiengesellschaft für
anwenderfreundliche Systeme
Unterföhring

b. A

c.

d. Z e i c h n u n g s s c h e i n

(Privatpersonen)

Der Vorstand der friendlyway Aktiengesellschaft für anwenderfreundliche Systeme, Unterföhring, (nachstehend ,,Gesellschaft“) hat mit Vorstandsbeschluss vom 28. Januar 2005 mit Zustimmung des Aufsichtsrates eine 4,0 % p.a. verzinsliche Aktienanleihe mit Umtauschrecht im Betrag von bis zu Euro 990.000,00 nach näherer Maßgabe des Angebotes einer Aktienanleihe BIOF 01/2005 und der Anleihebedingungen BIOF 01/2005 ausgegeben. Die Aktienanleihe ist eingeteilt in Stück 1.100 auf den Inhaber lautende Aktienanleihen im Nennbetrag von jeweils Euro 900,00. Jede Aktienanleihe im Nennbetrag von Euro 900,00 berechtigt zum Umtausch in Stück 5.000 Stammaktien der Biofarm, Inc. mit Sitz in Nevada/USA (nachstehend ,,BIOF“) mit einem Nennwert von US$ 0,001 je Aktie (nachstehend ,,Anleiheaktien“). Der Bezugspreis beträgt Euro 900,00 je Aktienanleihe im Nennbetrag von Euro 900,00 und ist sofort auf das Konto der Gesellschaft zu überweisen. Der Mindestanleihebetrag beträgt eine Aktienanleihe im Nennbetrag von Euro 900,00. Es kann jeweils nur eine Aktienanleihe im Nennbetrag von Euro 900,00 oder ein Vielfaches davon gezeichnet werden.

Ich zeichne und übernehme hiermit

Stück ....................... Aktienanleihen

der Gesellschaft im Nennbetrag von je Euro 900,00 zum Bezugspreis von je Euro 900,00, mithin zu einem

Gesamtbezugspreis von Euro ........................ .

Den Gegenwert der von mir gezeichneten Aktienanleihen (,,Gesamtbezugspreis“) werde ich sofort auf das Konto der Gesellschaft bei der Dresdner Bank München, Konto Nr. 92 99 56 701, BLZ 700 800 00 überweisen.

Der Zeichner erkennt die nachstehenden Verpflichtungen, Zusicherungen und Gewährleistungen als verbindlich an:

1. Keine Registrierung: Dem Zeichner ist bekannt, dass die Anleiheaktien nicht gemäß dem United States Securities Act of 1933 (“Securities Act”) registriert sind, dass Biofarm, Inc. nicht plant, diese Aktien registrieren zu lassen, und dass der Zeichner keinen Anspruch auf Registrierung der Anleiheaktien hat. Dem Zeichner ist bekannt, dass die Anleiheaktien lediglich veräußert werden dürfen, falls eine entsprechende Ausnahmeregelung unter dem Securities Act zur Verfügung steht, die u.a. auf der Richtigkeit der nachfolgenden Zusicherungen und Gewährleistungen beruht.

2. Investition: Der Zeichner erwirbt die Aktienanleihe und die Anleiheaktien mit eigenen Mitteln, für sich selbst und nicht für Dritte. Der Zeichner erwirbt die Aktienanleihe und die Anleiheaktien zu Investitionszwecken, und nicht zum Zwecke des Wiederverkaufs. Der Zeichner hat keinerlei Verträge oder Vereinbarungen geschlossen, die ihn verpflichten, die Aktienanleihe oder die Anleiheaktien an Dritte weiterzuveräußern oder zu übertragen.

3. Investitionserfahrung: Der Zeichner hat weitreichende Erfahrung in der Bewertung von und Investition in Privatplatzierungen von Aktien und ist in der Lage seine eigenen Interessen in solchen Transaktionen zu wahren. Der Zeichner hat genügend Geschäfts- und Finanzerfahrung, um die mit der Aktienanleihe und dem Erwerb der Anleiheaktien einhergehenden Risiken abzuwägen und zu beurteilen.

4. Wohnsitz: Der Zeichner unterhält keinen Hauptwohnsitz in den Vereinigten Staaten von Amerika (,,USA“) und ist nicht Staatsbürger der USA.

5. Angebot: Das Angebot zur Investition in die Aktienanleihe und Anleiheaktien wurde dem Zeichner nicht in den USA unterbreitet.

6. Weiterveräußerung: Dem Zeichner ist bekannt, dass er die Anleiheaktien unbefristet halten muss und diese nur und erst dann weiterveräußern darf, wenn diese entweder unter dem Securities Act registriert wurden oder eine Ausnahmeregelung für die Veräußerung der Aktien besteht. Der Zeichner verpflichtet sich, die Anleiheaktien innerhalb eines Jahres ab dem Erwerb der Anleiheaktien durch Ausübung des Umtauschrechtes (,,Haltefrist“) weder direkt noch indirekt in den USA oder an Personen zu verkaufen, die einen Wohnsitz in den USA unterhalten. Nach Ablauf der Haltefrist dürfen diese lediglich nach den entsprechenden Vorschriften des Securities Acts veräußert werden, die weitere Veräußerungsbeschränkungen für ,,Affiliates“ vorsehen.

7. Hedging: Der Zeichner sichert zu, dass er die Anleiheaktien während der Haltefrist nicht zu Hedging Transaktionen einsetzen wird.

8. Biofarm, Inc: Der Zeichner erklärt hiermit sein Einverständnis, dass Biofarm Inc. sämtliche Veräußerungsbeschränkungen hinsichtlich der Anleiheaktien in die Gesellschaftsbücher aufnehmen wird, und das Recht hat, die Zustimmung zu einer

Veräußerung zu verweigern, falls diese nicht in Übereinstimmung mit den Vorschriften des Securities Act, Regulation S, oder einer anderen Ausnahmeregelung erfolgt.

9. Aktienzertifikate: Sämtliche Aktienzertifikate für alle Anleiheaktien werden mit folgenden Aufdrucken versehen sein:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

10. Rechtsnachfolge: Der Zeichner verpflichtet sich, für jedem Fall einer Rechtsnachfolge im Eigentum an den Anleiheaktien sicherzustellen, dass vorgenannte Pflichten, Zusicherungen und Gewährleistungen auch von dem etwaigen Rechtsnachfolger übernommen werden und für diesen bindend sind.

11. Vollmacht: Der Unterzeichner versichert, soweit er nicht im eigenen Namen, sondern im fremden Namen handelt, dass er vom Zeichner der Aktienanleihe ordnungsgemäß bevollmächtigt wurde, die Zeichnungserklärung und die darin enthaltenen Zusicherungen und Gewährleistungen mit bindender Wirkung für und gegen den Zeichner abzugeben.

	(1)	Name/Vorname
kontoführende Bank (für Zinszahlungen)

des Zeichners

	(2)	Straße
BLZ/Kontonummer

PLZ, Wohnort		Ort, Datum

Telefonnummer (für Rückfragen)		rechtsverbindliche Unterschrift des
Zeichners bzw. dessen Bevollmächtigten